SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 26, 2003

NATIONAL VISION, INC.
(Exact name of registrant as specified in its charter)

Commission File No: 0-20001

Georgia	58-1910859
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

296 Grayson Highway
Lawrenceville, Georgia 30045

(770)-822-3600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.          OTHER EVENTS.

The indenture governing the Company's Senior Subordinated Notes provides for semi-annual payments of interest (on March 30 and September 30 of each year, to holders of record on March 15 and September 15, respectively).  The indenture also provides for semi-annual redemptions of notes (on February 28 and August 31 of each year, to holders of record on February 13 and August 15, respectively) in the amount of the "Excess Cash Flow" (if any) generated by the Company in the fiscal six-month period ending on the last day of December and June (for the February and the August redemptions, respectively).  Excess Cash Flow is defined as EBITDA plus or minus working capital changes less the sum of capital expenditures, cash interest payments and cash tax payments, and is limited to the extent that the Company must maintain a minimum cash balance of $3 million as of the measurement date.  The amount of Excess Cash Flow for the fiscal six-month period ending on December 28, 2002 is $2,871,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

Dated: February 26, 2003	By: /s/ Angus Morrison
Angus Morrison Senior Vice President Chief Financial Officer